EXHIBIT 5.1


                              [PIPER RUDNICK LLP LETTERHEAD]




June 21, 2002

LEXINGTON CORPORATE PROPERTIES TRUST
355 Lexington Avenue
New York, New York  10017

Ladies and Gentlemen:

      We have acted as special Maryland counsel to Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Trust"), in connection with the proposed registration by the Trust of up to 83,400 common shares (the "OP Shares") of beneficial interest in the Trust issuable in exchange for the redemption of an equal number of units of limited partnership, or OP units, issued by Lepercq Income Fund, L.P., a subsidiary of the Trust, pursuant to a Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission (the "Commission") on June 21, 2002, under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

      In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

      (a) The Declaration of Trust of the Trust, as amended to date (the "Declaration of Trust"), certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT").

      (b) The By-Laws (the "By-Laws") of the Trust, in effect on the date hereof.

      (c) Minutes of the resolutions (the "Board Resolutions") adopted by the Board of Trustees of the Trust with respect to the authorization of the issuance of the OP Shares to be registered under the Registration Statement.

      (d)   The Registration Statement.

      (e) An Officer's Certificate (the "Certificate") regarding factual matters.

      (f) Such other statutes, certificates, instruments, and documents relating to the Trust and matters of law as we have deemed necessary to the issuance of this opinion.

      In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion, we have relied solely upon the Certificate.

      Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that upon the issuance of the OP Shares in accordance with the Board Resolutions and assuming that at the time of the issuance of the OP Shares such issuance, together with all other outstanding common shares, is not in excess of the number of shares then authorized or otherwise permitted under the Declaration of Trust and By-Laws, the OP Shares will be duly authorized, validly issued, fully paid and nonassessable.

                                                            LEXINGTON CORPORATE
                                                               PROPERTIES TRUST
                                                                  June 21, 2002
                                                                         Page 2



      In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

PIPER RUDNICK LLP